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                                  Exhibit 23(A)

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 27, 2001 included in LTX Corporation's Form 10-K for the year ended July 31, 2001 and to all references to our Firm included in this registration statement.

Boston, Massachusetts
December 19, 2001